Exhibit 24.1
POWER OF ATTORNEY
Teledyne Technologies Incorporated 1999 Incentive Plan — Form S-8 Registration Statement
     The undersigned officers and directors of Teledyne Technologies Incorporated, a Delaware corporation (“Teledyne”), do hereby constitute and appoint John T. Kuelbs and Melanie S. Cibik, or either of them, our true and lawful attorneys and agents, to execute, file and deliver a Registration Statement on Form S-8 (or other appropriate form) (“Form S-8”) with respect to the Teledyne Technologies Incorporated 1999 Incentive Plan, as amended (the “1999 Plan”), which registers up to 180,371 additional shares of Teledyne’s Common Stock, par value $0.01 per share, for and under the 1999 Plan, in our name and on our behalf in our capacities as directors and officers of Teledyne as listed below, and to do any and all acts or things, in our name and on our behalf in our capacities as directors and officers of Teledyne as listed below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable Teledyne to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Form S-8 (including without limitation executing, filing and delivering any amendments to the Form S-8), and the undersigned do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.
     Witness the due execution hereof as of October 23, 2007.

Robert Mehrabian	Chairman, President and Chief Executive Officer (Principal Executive Officer) and Director
Dale A. Schnittjer	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Susan L. Main	Vice President and Controller (Principal Accounting Officer)
/s/ Roxanne S. Austin Roxanne S. Austin	Director
/s/ Robert P. Bozzone Robert P. Bozzone	Director
/s/ Frank V. Cahouet Frank V. Cahouet	Director
/s/ Charles Crocker Charles Crocker	Director
/s/ Kenneth C. Dahlberg Kenneth C. Dahlberg	Director
/s/ Simon M. Lorne Simon M. Lorne	Director
/s/ Paul D. Miller Paul D. Miller	Director
/s/ Michael T. Smith Michael T. Smith	Director
/s/ Wesley von Schack Wesley von Schack	Director